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                                                                    EXHIBIT 23.2


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated February 19, 1999 (except with respect to the matter discussed in Note 19, as to which the date is March 2, 1999), included in Occidental Petroleum Corporation's Annual Report on Form 10-K for the year ended December 31, 1998 and to all references to our Firm included in this registration statement.


                                                     ARTHUR ANDERSEN LLP



Los Angeles, California
May 27, 1999